   As filed with the Securities and Exchange Commission on December 22, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                         ==================================
                              WASHINGTON, D.C. 20549
                                ________________

                                     FORM S-3
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                                 ______________
                                  MEDAREX, INC.
              (Exact name of registrant as specified in its charter)

                            ________________________

    New Jersey                      2836                       22-2822175
 (State or other              (Primary standard             (I.R.S. Employer
 jurisdiction of         industrial classification               Number)
incorporation or                 code number)
Organization)
                            ________________________
                                  Medarex, Inc.
                               707 State Road #206
                               Princeton, NJ  08540
                                  (609) 430-2880

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Donald L. Drakeman
                                  President and
                             Chief Executive Officer
                                  Medarex, Inc.
                               707 State Road #206
                               Princeton, NJ  08540
                                  (609) 430-2880
                            ________________________

                                    COPIES TO:
     W. Bradford Middlekauff, Esq.                Dwight A. Kinsey, Esq.
Vice President and General Counsel          Satterlee Stephens Burke & Burke LLP
        Medarex, Inc.                                230 Park Avenue
     707 State Road #206                           New York, NY 10169
     Princeton, NJ  08540                            (212) 818-9200
       (609) 430-2880
                            ________________________
         Approximate date of commencement of proposed sale to the public:
                                   From time to time after the effective date of
the Registration Statement, as determined by the Registrant.
                            ________________________

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]
================================================================================
                        CALCULATION OF REGISTRATION FEE

================================================================================
                                        PROPOSED      PROPOSED
TITLE OF EACH                           MAXIMUM       MAXIMUM
  CLASS OF                              OFFERING      AGGREGATE     AMOUNT OF
SECURITIES TO BE        AMOUNT TO BE    PRICE PER     OFFERING     REGISTRATION
 REGISTERED            REGISTERED(1)(2) UNIT(1)(2)  PRICE(1)(3)      FEE (4)
--------------------------------------------------------------------------------
Debt Securities
--------------------------------------------------------------------------------
Preferred Stock, par value
 $1.00 per share(5)
--------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share(6)
--------------------------------------------------------------------------------
Warrants(7) (8)
--------------------------------------------------------------------------------
Total                                                $500,000,000    $132,000
--------------------------------------------------------------------------------

(1) There are being registered under this Registration Statement such indeterminate number of shares of Common Stock and Preferred Stock of the Registrant, such indeterminate number of Warrants of the Registrant, and such indeterminate principal amount of Debt Securities of the Registrant, as shall have an aggregate initial offering price not to exceed $500,000,000. If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $500,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement.
(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant. No separate consideration will be received for Common Stock, Preferred Stock, Warrants or Debt Securities that are issued upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder.
(4) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.
(5) Including such indeterminate number of shares of Preferred Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities registered hereunder, to the extent any such Debt Securities are, by their terms, convertible into Preferred Stock.
(6) Including such indeterminate number of shares of Common Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder, to the extent any of such Debt Securities or shares of Preferred Stock are, by their terms, convertible into Common Stock.
(7) Including such indeterminate number of Warrants as may from time to time be issued at indeterminate prices, representing rights to purchase certain of the Common Stock, Preferred Stock or Debt Securities registered hereunder.
(8) Including warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED _____________, 2000

                                  $500,000,000


PROSPECTUS
                                 MEDAREX, INC.

     From time to time, we may sell any of the following securities:

       - DEBT SECURITIES

       - PREFERRED STOCK

       - COMMON STOCK

       - WARRANTS TO PURCHASE DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK

     We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     Our common stock is traded over-the-counter on The Nasdaq Stock Market's National Market under the trading symbol "MEDX." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

                              ____________________

     INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE 4.

     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                              ____________________

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

    The date of this prospectus is [                                 ] , 2000.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

MEDAREX .........................................................    1

ABOUT THIS PROSPECTUS ...........................................    3

RATIO OF EARNINGS TO FIXED CHARGES ..............................    4

RISK FACTORS ....................................................    4

FORWARD-LOOKING STATEMENTS ......................................    4

USE OF PROCEEDS .................................................    5

SECURITIES WE MAY OFFER .........................................    5

DESCRIPTION OF DEBT SECURITIES ..................................    6

DESCRIPTION OF CAPITAL STOCK ....................................   14

DESCRIPTION OF WARRANTS .........................................   16

PLAN OF DISTRIBUTION ............................................   18

LEGAL MATTERS ...................................................   19

EXPERTS .........................................................   19

WHERE YOU CAN FIND MORE INFORMATION .............................   19

INFORMATION INCORPORATED BY REFERENCE ...........................   19

                              ____________________

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL
TO SELL THESE SECURITIES.   THE INFORMATION IN THIS DOCUMENT MAY ONLY BE
ACCURATE ON  THE DATE OF THIS DOCUMENT.

                              ____________________

     HuMAb-Mouse(R) is a registered trademark of Medarex, Inc. T-12 /SM/ is a servicemark of Medarex, Inc. Tc Mouse(TM) is a trademark of Kirin Brewery Co. Ltd.

                                     MEDAREX

     We are a human monoclonal antibody-based company with integrated discovery, development and clinical supply manufacturing capabilities. We are able to create fully human monoclonal antibodies in our "HuMAb-Mouse." These mice are "transgenic"--that is, the mouse genes for creating antibodies have been inactivated and have been replaced by human antibody genes. We have entered into a binding letter of intent with Kirin Brewery Co. Ltd., which provides us with the exclusive right (except as to Kirin, under certain circumstances) to provide access to Kirin's Tc Mouse technology to companies headquartered outside of Asia. Like our HuMAb-Mouse, Kirin's Tc Mouse has been designed to create fully human antibodies. The Tc Mouse is "transchromosomic," meaning that 100% of the human antibody genes contained in the transplanted chromosomes are present in the mouse. As part of our partnership with Kirin, we have recently expanded our fully-integrated human antibody technology platform with the development of a unique cross bred mouse, which combines the unique traits of our HuMAb-Mouse with Kirin's Tc Mouse, as the newest addition to our UltiMAb/TM/ Human Antibody Development System/SM/. With our UltiMAb platform, we believe we have assembled a unique family of genetically engineered mice for creating the entire spectrum of high affinity fully human antibodies. To date, 26 companies have acquired the rights to use our human antibody technology in their development of new products, including major pharmaceutical and biotechnology companies such as Novartis AG, Amgen, Inc., Immunex Corporation, Schering AG, Centocor, Inc., a subsidiary of Johnson & Johnson, and Eli Lilly and Company.

     As new disease-related targets are continually being discovered through genomic and other research programs, we intend to use our human antibody technology to develop therapeutic products for ourselves and for our existing and prospective corporate partners. As part of our applied genomics strategy, we have entered into alliances with a number of genomics and proteomics companies including Eos Biotechnology, Inc., Regeneron, Inc., Corixa Corporation, Oxford GlycoSciences Plc and Athersys, Inc., to develop and commercialize genomics-derived antibody-based therapeutic products for the treatment or prevention of life threatening diseases. We have also entered into a collaboration with Genmab A/S, a publicly held Danish biotechnology company in which we have a 33% equity interest, pursuant to which Genmab has the right to enter into multitarget (five or more targets) genomic partnerships involving our human antibody technology with certain pharmaceutical companies located in Europe. Medarex has a right to participate in such partnerships. In addition, we have entered into a technology access agreement with Genmab which provides Genmab with certain rights to our human antibody technology. As part of these transactions we may receive license fees, milestone payments, royalties and/or profit sharing.

     We believe that genomic and other research techniques are leading to the discovery of an unprecedented number of potential targets for therapeutic antibody products. To date, nine monoclonal antibody-based products have been approved for sale by the United States Food and Drug Administration (FDA), with the six highest selling of these antibodies having generated revenues in excess of $1.3 billion worldwide. The majority of these antibodies have been on the market for less than three years. Most of the antibodies currently in development and all of the antibodies that form the basis of products approved to date have been made in normal, or "wild type," mice and subsequently made "chimeric" or "humanized," leading to a product that contains both human and rodent proteins. These remaining rodent proteins may be recognized by a patient's immune system as "foreign," potentially limiting the utility of the product or causing allergic reactions. Instead of engineering mouse antibodies to make them human, our HuMAb-Mouse makes fully human antibodies.

     Using our human antibody technology, it is possible to create and develop product candidates very rapidly. Under our T-12 development program, we have been able to complete the process of making a very high affinity fully human antibody to a therapeutic target, and filed an investigational new drug application, or IND, with the FDA in less than 12 months. We believe that this efficient and rapid development capability will provide an attractive platform for product development for our corporate partners and for our own in-house development programs.

     The potential of our HuMAb-Mouse to rapidly generate high affinity, fully human antibodies has led to numerous corporate partnerships under which biopharmaceutical companies have acquired the right to use our human antibody technology. We initiated or expanded six corporate partnerships in 1998, and an additional six in 1999. We have entered into 12 corporate partnerships in 2000, and expect to enter into several new or expanded corporate partnerships in each of the next several years.

     The financial terms of our corporate partnerships typically include license fees and a series of milestone payments commencing upon initiation of clinical trials through commercialization which may total up to $7 to $10 million per target if the antibody receives approval from the FDA and equivalent foreign agencies. We also expect to receive royalties on product sales. In some cases, our corporate partners reimburse us for research and development activities conducted on their behalf. Generally, under the terms of these collaborations, our corporate partners are responsible for all costs of product development, manufacturing and marketing of any products.

     Over 200 companies are developing monoclonal antibody-based products. We believe that many of these companies are potential partners for our human antibody technology. In part, this reflects the enormous increase in knowledge about potential targets currently in research and development. For example, genomics research has identified that there are over 100,000 human genes, many of which are expected to be disease-related. In many cases, these genes encode proteins that may be attractive targets for monoclonal antibody-based products. We believe that our human antibody technology and our product development experience coupled with our T-12 development capabilities and our manufacturing facilities, which comply with the applicable FDA current good manufacturing practice regulations, or cGMP, will allow us to rapidly create and develop numerous fully human antibodies based upon these targets. We intend to develop some of these products for our own portfolio and some in collaboration with our existing and prospective corporate partners.

                         ------------------------------

     We were incorporated in New Jersey on July 6, 1987. Our principal executive offices are located at 707 State Road #206, Princeton, New Jersey 08540. Our telephone number is (609) 430-2880.

                             ABOUT THIS PROSPECTUS


     This pospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

     -    shares of our common stock;

     -    shares of our preferred stock;

     -    our debt securities; or

     - warrants to purchase our common stock, preferred stock or debt securities.

     The total offering price of these securities will not exceed $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them, see the section entitled "Plan of Distribution."

                       RATIO OF EARNINGS TO FIXED CHARGES

     We present below the deficiency of our earnings available to cover our fixed charges. Earnings consist of loss before income taxes and equity in earnings of unconsolidated affiliate. Fixed charges consist of interest expense and that portion of rent expense we believe to be representative of interest.

                                                                                 Nine
                                                                                Months
                                                                                 Ended
                                       Years Ended December 31,              September 30,
                                       ------------------------              ------------
                            1995      1996       1997       1998       1999      2000
                          -------   -------   --------   --------   --------   -------
                                             (in thousands)
--------------------------------------------------------------------------------------
Deficiency of Earnings    $(6,509)  $(6,868)  $(55,377)  $(22,196)  $(17,553)  $(8,662)
 Available to Cover
 Fixed Charges

                                  RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 10-K"), which is incorporated by reference in this prospectus.
Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus and any prospectus supplement including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the 1999 10-K in the section captioned "Risk Factors," as well as any cautionary language in the 1999 10-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

     Certain of these factors are discussed in more detail elsewhere in the 1999 10-K, including, without limitation, under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Given these uncertainties, you should not place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein, to reflect future events or developments. Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in the 1999 10-K could have a material adverse effect on our business, results of operations and financial position.

                                USE OF PROCEEDS

     Except as described in any prospectus supplement, we currently intend to use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital or funding future acquisitions.

     When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. The actual amount of net proceeds we spend on a particular use will depend on many factors, including:

     -   our future revenue growth, if any;

     -   our future capital expenditures; and

     -   the amount of cash required by our operations.

     Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

                            SECURITIES WE MAY OFFER

          We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $500,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

     The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

     We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

     The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

     -    the title and form of the debt securities;

     - any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     - the person to whom any interest on a debt security of the series will be paid;

     -    the date or dates on which we must repay the principal;

     - the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

     - if applicable, the duration and terms of the right to extend interest payment periods;

     - the place or places where we must pay the principal and any premium or interest on the debt securities;

     - the terms and conditions on which we may redeem any debt security, if at all;

     - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

     -    the denominations in which we may issue the debt securities;

     - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

     - the currency in which we will pay the principal of and any premium or interest on the debt securities;

     - the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

     - the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

     - if applicable, that the debt securities are defeasible and the terms of such defeasance;

     - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

     - whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

     - the subordination provisions that will apply to any subordinated debt securities;

     - any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

     -    any addition to or change in the covenants in the indentures.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

     The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

     Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

     If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

     We will issue debt securities only in fully registered form, without coupons, and, unless the prospectus supplement indicates otherwise, only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

     -    the depositary is unwilling or unable to continue as depositary; or

     - the depository is no longer in good standing under the Exchange Act or other applicable statute or regulation.

     The depositary will determine how all securities issued in exchange for a global security will be registered.

     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. we and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

     Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

     Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the successor assumes our obligations under the debt securities and the indentures; and

     -    we meet the other conditions described in the indentures.

Events of Default

     Each of the following will constitute an event of default under each indenture:

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

     -    failure to deposit any sinking fund payment when due;

     - failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

     -    certain events in bankruptcy, insolvency or reorganization; and

     -    any other event of default specified in the prospectus supplement.

     If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

     Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

     - the holder has previously given the trustee written notice of a continuing event of default;

     - the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding; and

     - the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

     - the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     -    to fix any ambiguity, defect or inconsistency in the indenture; and

     - to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

     -    extending the fixed maturity of the series of notes;

     - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

     - reducing the percentage of debt securities the holders of which are required to consent to any amendment.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

     Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

     To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

     - to maintain a registrar and paying agents and hold moneys for payment in trust;

     -    to register the transfer or exchange of the notes; and

     -    to replace mutilated, destroyed, lost or stolen notes.

     In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

     To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

     -    no event of default shall have occurred or be continuing;

     - in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

     - in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

     - we satisfy other customary conditions precedent described in the applicable indenture.

Notices

     We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

     We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a description of the common stock and preferred stock we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement.

General

Our restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, $.01 par value per share, and authorizes the issuance of up to 2,000,000 shares of preferred stock, $1.00 par value per share, the rights and preferences of which may be established from time to time by the Board of Directors. As of December 1, 2000, 72,366,210 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

     Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock have the right to a ratable portion of the assets remaining after payment of liabilities. All shares of common stock outstanding and to be outstanding upon completion of this offering are and will be fully paid and non-assessable.

Preferred Stock

     Our authorized preferred stock consists of 2,000,000 shares, par value $1.00 per share. Our restated certificate of incorporation grants the Board of Directors the authority to issue by resolution shares of preferred stock in one or more series and to fix the number of shares constituting any such series, the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the rate or rates at which, and the other terms and conditions on which, dividends shall be payable; whether and on what terms the shares constituting any series shall be redeemable, subject to sinking fund provisions, or convertible or exchangeable; and the liquidation preferences, if any, of such series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our restated certificate of incorporation, or any other proposed corporate action, including business combinations and other transactions. The Board of Directors currently does not contemplate the issuance of any preferred stock and is not aware of any pending or proposed transactions that would be affected by such issuance.

     The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company. The amendment of any of these provisions would require approval by holders of at least 66 2/3% of the outstanding common stock.

     We have filed registration statements on Form S-8 under the Securities
Act which cover 5,100,053 shares of common stock currently issuable under our stock option plans. Shares issued under these plans, other than shares issued to affiliates, will be freely tradeable in the public market.


     In addition, we have filed a registration statement with the Securities and Exchange Commission with respect to 246,002 shares of our common stock held by one of our shareholders. Once this registration statement is declared effective by the Securities and Exchange Commission, the shareholder may sell such shares in the public market. Such sales, or the perception that these sales could occur, may have an adverse effect on the market price of our common stock and could impair our ability to raise capital through an offering of equity securities.

Certain Special Charter and By-Law Provisions

     Our restated certificate of incorporation and by-laws contain certain provisions that may delay, defer or prevent a change in control. Specifically, the Board of Directors is classified. Directors are elected for three year terms with only one class of board members elected each year. In addition, the by-laws provide that special meetings of shareholders may be called only by the President, the Chief Executive Officer, the Chairman of the Board of Directors or the Board of Directors.

     Furthermore, our restated certificate of incorporation, as amended, incorporates all of the provisions of the New Jersey Shareholders Protection Act (the "New Jersey Act"), which provides that resident New Jersey corporations may not engage in certain Business Combinations with any Interested Stockholder (as such terms are defined therein) for a period of five years following the date that such Interested Stockholder became the owner, directly or indirectly, of 10% or more of the voting power of our company, unless (i) such transaction is approved by our Board of Directors prior to the acquisition date, or (ii) the holders of two-thirds (66 2/3%) of our voting stock, excluding the shares of the Interested Stockholder, approve such transaction. The New Jersey Act also precludes the purchase by us (except as hereinafter noted) at a premium over market of any of our voting stock from an Interested Stockholder who has owned such securities for less than five years. Notwithstanding the foregoing, such a purchase would be permitted if the same offer were made to all other holders of the same kind of securities, or the transaction were approved by the holders of 66 2/3% of our outstanding voting stock excluding the shares of any Interested Stockholder, or the Board of Directors approved such a transaction prior to such Interested Stockholder's acquisition date. Our restated certificate of incorporation, as amended, does not provide for any additional anti-takeover protections other than those set forth in the New Jersey Act.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004.

                            DESCRIPTION OF WARRANTS

Warrants to Purchase Common Stock or Preferred Stock

     The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue. While the terms we have summarized below will apply generally to any future warrants to purchase common stock or preferred stock that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement.

     General. We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

     -    the offering price, if any;

     - the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

     - if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

     - the dates on which the right to exercise the stock warrants begins and expires;

     -    U.S. federal income tax consequences;

     -    call provisions, if any;

     - the currencies in which the offering price and exercise price are payable; and

     -    if applicable, any antidilution provisions.

     Exercise of Stock Warrants. You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

     No Rights as Stockholders. Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

     The following summarizes the terms of the debt warrants we may offer. This description is subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue. While the terms we have summarized below will apply generally to any future warrants to purchase debt securities that we may offer, we will describe the particular terms of these s ecurities in more detail in the applicable prospectus supplement.

     General. We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

     -    the offering price, if any;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

     - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

     - if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the debt warrants begins and expires;

     -    U.S. federal income tax consequences;

     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currencies in which the offering price and exercise price are payable; and

     -    if applicable, any antidilution provisions.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

     Exercise of Debt Warrants. You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

     -    the name or names of any underwriters, if any;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     -    any initial public offering price;

     -    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     - any securities exchange or market on which the securities may be listed.

     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Satterlee Stephens Burke & Burke LLP, New York, New York. Dwight A. Kinsey, Esq., a partner of Satterlee Stephens Burke & Burke LLP owns 6,000 shares of our common stock. Mr. Kinsey also holds options to purchase 40,000 shares of our common stock which he received for service rendered as our Assistant Secretary. No other partner or associate of the firm owns shares or holds options to purchase any of our shares having a fair market value either individually or in the aggregate in excess of $50,000.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We are subject to the information and reporting requirements of the Exchange Act under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, NW., Room 1024, Washington, D.C. 20549, and the SEC's Regional office located at 500 West Madison Street, Suite 1400, Chicago IL 60661, or on the Internet at www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information about the Public Reference Room. We file information electronically with the SEC.
Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and
-------------------
other information regarding issuers that file electronically. Our SEC filings and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, NW., Washington, D.C. 20006.

                     INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in the prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC. These documents contain important information about us and our financial condition.

Our SEC Filings                       Period
---------------                       ------

Annual Report on Form 10-K            Year ended December 31, 1999.

Quarterly Reports on Form 10-Q        For the quarters ended March 31, June 30
                                      and September 30, 2000.


Quarterly Report on Form 10-Q/A       Filed on November 17, 2000

Current Reports on Form 8-K           Filed on January 26, 2000, February 14,
                                      2000, March 3, 2000, March 7, 2000,
                                      September 13, 2000, September 15, 2000
                                      and December 22, 2000.

Current Report on Form 8-K/A          Filed on March 1, 2000.

Registration Statement on Form 8-A    Filed May 25, 1991, setting forth a
                                      description for our common stock
                                      (including any amendments or reports filed for the purpose of updating such description).


We incorporate by reference in this prospectus additional documents that we may file with the SEC between the date the registration statement was initially filed and the date of termination of the offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 1999. These are factors that we think could cause our actual results to differ materially from expected results.
Other factors besides those listed there could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's world wide web site described above. Documents that we incorporate by reference are available without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated in this prospectus by requesting them in writing or by telephone at the following address:

                                 MEDAREX, INC.
                              707 State Road #206
                          Princeton, New Jersey 08540
                              Attention: Secretary
                                 (609) 430-2880

                                    PART II
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

     Expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

                                                         Expenses
                                                         --------
Registration Fee - Securities and Exchange Commission    $132,000
Transfer Agent and Trustee's Fees and Expenses           $  2,500
Accounting Fees and Expenses                             $ 10,000
Legal Fees and Expenses                                  $ 25,000
Blue Sky Fees and Expenses                               $  5,000
Printing and Engraving                                   $ 10,000
Miscellaneous                                            $  5,500

      TOTAL                                              $190,000

The Registrant will bear all of the expenses of the registration of the securities being offered.

Item 15. Indemnification of Directors and Officers

       The Restated Certificate of Incorporation, as amended, and Article XIII of the Registrant's Amended and Restated By-Laws provide for the indemnification of its Officers and Directors under certain circumstances and are incorporated herein by reference.

       Section 14A:3-5 of The New Jersey Business Corporation Act (the "NJBCA") empowers a New Jersey corporation to indemnify any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or legal representative of any such director, officer, trustee, employee or agent (a "corporate agent"), against his expenses and liabilities incurred in connection with any proceeding involving the corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, such corporate agent had no reason to believe that his conduct was unlawful. In addition, a corporation may indemnify such corporate agent against his expenses in connection with any preceding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of his having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

       Under the NJBCA a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above or in defense of any claim, issue or matter therein.

       The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The Registrant maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Registrant for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules

       (a) Exhibits

       The following exhibits are filed as part of this Registration Statement:

          *1.1  Form of Underwriting Agreement Basic Terms.
        /1/3.1 Restated Certificate of Incorporation of the Registrant, as amended.
        /1/3.2  Amended and Restated By-laws of the Registrant.
        /1/4.1  Form of Specimen of Common Stock Certificate.
          *4.2  Form of Senior Indenture
          *4.3  Form of Subordinated Indenture
          *4.4  Form of Warrant
          *4.5  Form of Certificate of Designation with respect to Preferred
                Stock
          *5.1 Opinion of Satterlee Stephens Burke & Burke LLP re: legality of securities being registered.
          12.1  Statement of Computation of Ratio of Earnings to Fixed Charges
          23.1  Consent of Ernst & Young LLP.
         *23.2 Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5.1.)
          24.1 Power of Attorney (included in the signature page to the Registration Statement).
         *25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 , as amended.
____________________
/1/ Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-39956) filed on April 12, 1991.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

(b)  Financial Statement Schedules
----------------------------------

     All schedules are omitted because of the absence of the conditions under which they are required, or because the information called for is included in the financial statements or notes thereto.

     Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a) (3) of Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraph (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or
Section 15 (d) of the Securities Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona file offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b) (2) of the Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on this 21st day of December 2000

                              MEDAREX, INC.

                         By: /s/ Irwin Lerner
                            ---------------------------------
                            Irwin Lerner
                            Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Medarex, Inc., a New Jersey corporation, do hereby constitute and appoint Donald L. Drakeman and Christian Schade, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, post-effective and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                              Date
---------                   -----                              ----

                            Chairman of the Board              December 21, 2000
 /s/ Irwin Lerner
---------------------------
Irwin Lerner


 /s/ Donald L. Drakeman     President, Chief Executive         December 21, 2000
--------------------------- Officer and Director
Donald L. Drakeman          (Principal Executive Officer)


 /s/ Michael A. Appelbaum   Executive Vice President           December 21, 2000
--------------------------- and Director
Michael A. Appelbaum

                            Senior Vice President, Treasurer   December 21, 2000
 /s/ Christian Schade       and Chief Financial Officer
--------------------------- (Principal Financial and
Christian Schade            Accounting Officer)

 /s/ Michael W. Fanger      Director                           December 21, 2000
---------------------------
Michael W. Fanger

 /s/ Julius A. Vida         Director                           December 21, 2000
---------------------------
Julius A. Vida

 /s/ Charles R. Schaller    Director                           December 21, 2000
---------------------------
Charles R. Schaller

 /s/ W. Leigh Thompson, Jr. Director                           December 21, 2000
---------------------------
W. Leigh Thompson, Jr.

                            Director                           December   , 2000
---------------------------
Fred Craves

                               INDEX TO EXHIBITS


          *1.1  Form of Underwriting Agreement Basic Terms.
        /1/3.1 Restated Certificate of Incorporation of the Registrant, as amended.
        /1/3.2  Amended and Restated By-laws of the Registrant.
        /1/4.1  Form of Specimen of Common Stock Certificate.
          *4.2  Form of Senior Indenture
          *4.3  Form of Subordinated Indenture
          *4.4  Form of Warrant
          *4.5  Form of Certificate of Designation with respect to Preferred
                Stock
          *5.1 Opinion of Satterlee Stephens Burke & Burke LLP re: legality of securities being registered.
          12.1  Statement of Computation of Ratio of Earnings to Fixed Charges
          23.1  Consent of Ernst & Young LLP.
         *23.2 Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5.1.)
          24.1 Power of Attorney (included in the signature page to the Registration Statement).
         *25.1 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 , as amended.
____________________
/1/ Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-39956) filed on April 12, 1991.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.